Exhibit 24

POWER OF ATTORNEY	VEKÂLETNAME
The undersigned hereby appoints each of Güneş Akman Özcan with passport number [***], Zeynep Tuana Temel with passport number [***] and Selen Hasçelık with passport number [***] to act individually, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:	Aşağıda imzası bulunan; [***] pasaport numaralı Güneş Akman Özcan, [***] pasaport numaralı Zeynep Tuana Temel ve [***] pasaport numaralı Selen Hasçelik’ten her birini münferiden hareket etmek ve tam tevkil yetkisini haiz olmak üzere, aşağıdaki işlemleri gerçekleştirmek için kendisinin gerçek ve kanuni vekili olarak tayin eder:
(1) prepare, execute and submit in the undersigned’s name and on the undersigned’s behalf, to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC;

(1) aşağıda imzası bulunanın adına ve hesabına, ABD Menkul Kıymetler ve Borsa Komisyonu’na (“SEC”) sunulmak üzere Form ID’yi (bunlara ilişkin değişiklikler dâhil) hazırlamak, imzalamak ve SEC’e sunmak; ayrıca, güncellenmiş haliyle 1934 tarihli Menkul Kıymetler Borsası Kanunu’nun (“Borsa Kanunu”) 16(a) maddesi veya SEC’in herhangi bir kural veya düzenlemesi uyarınca zorunlu tutulan raporların aşağıda imzası bulunan tarafından SEC nezdinde elektronik ortamda dosyalanmasına imkân sağlayacak kod ve şifrelerin temin edilmesi için gerekli veya uygun olan diğer belgeleri hazırlamak ve sunmak.

(2) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of D-Market Elektronik Hizmetler ve Ticaret Anonim Şirketi (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder and any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of securities of the Company;

(2) aşağıda imzası bulunanın, D-Market Elektronik Hizmetler ve Ticaret Anonim Şirketi (“Şirket”) nezdindeki yönetici ve/veya direktör sıfatıyla; Borsa Kanunu Madde 16(a) ve ilgili kuralları uyarınca Form 3, 4 ve 5‘leri ve aşağıda imzası bulunanın Şirket menkul kıymetlerine sahip olması, bunları iktisap etmesi veya elden çıkarması ile bağlantılı olarak dosyalaması gerekebilecek diğer form veya raporları aşağıda imzası bulunan adına ve hesabına hazırlamak, usulüne uygun olarak imzalamak ve yürürlüğe koymak;

(3) act as an account administrator for the undersigned’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) account, including:

(a) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities,

(b) maintaining the security of the undersigned’s EDGAR account, including modification of access codes,

(c) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard,

(d) acting as the EDGAR point of contact with respect to the undersigned’s EDGAR account, and

(e) taking any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

(3) aşağıda imzası bulunanın Elektronik Veri Toplama, Analiz ve Geri Çağırma (“EDGAR”) hesabı için hesap yöneticisi olarak hareket etmek; buna şunlar dâhildir:

(a) hesap yöneticilerini, hesap kullanıcılarını, teknik yöneticileri ve yetkilendirilmiş kuruluşları atamak, görevden almak ve değiştirmek,

(b) erişim kodlarının değiştirilmesi dahil olmak üzere aşağıda imzası bulunanın EDGAR hesabının güvenliğini sağlamak,

(c) aşağıda imzası bulunanın EDGAR hesap panelindeki bilgileri muhafaza etmek, değiştirmek ve doğruluğunu onaylamak,

(d) aşağıda imzası bulunanın EDGAR hesabı ile ilgili olarak EDGAR irtibat kişisi olarak hareket etmek ve

(e) hesap yöneticilerine ilişkin S-T Yönetmeliği’nin 10. Maddesi uyarınca öngörülen diğer tüm eylemleri gerçekleştirmek;

(4) cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, to authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account;	(4) Şirket’in, aşağıda imzası bulunanın herhangi bir EDGAR hesap yöneticisinden bir yetki devrini kabul etmesini sağlamak ve bu yetki devri uyarınca, Şirketin EDGAR hesap yöneticilerini aşağıda imzası bulunanın EDGAR hesabı için kullanıcı atama, görevden alma veya değiştirme konusunda yetkilendirmek;

(5) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes such persons to release any such information to each of the undersigned’s attorneys-in-fact appointed by this Power of Attorney and approves and ratifies any such release of information;	(5) aşağıda imzası bulunanın temsilcisi olarak ve onun adına; aracı kurumlar, çalışan hakları plan yöneticileri ve yedieminler dâhil olmak üzere herhangi bir üçüncü taraftan Şirket menkul kıymetlerindeki işlemlere ilişkin bilgi talep etmek veya edinmek; aşağıda imzası bulunan, işbu belge ile söz konusu kişileri bu tür bilgileri işbu Vekâletname ile atanan vekillerin her birine vermeye yetkili kılar ve bu tür bilgi paylaşımlarını onaylar ve tasdik eder;
(6) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and	(6) söz konusu Form 3, 4 veya 5‘i veya bunlara ilişkin herhangi bir değişikliği tamamlamak ve imzalamak ve bu formları SEC’e ve herhangi bir borsa veya benzeri makama zamanında dosyalamak için gerekli veya arzu edilebilecek her türlü eylemi aşağıda imzası bulunan adına ve namına yerine getirmek; ve
(7) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.	(7) yukarıdakilerle bağlantılı olarak, söz konusu vekilin görüşüne göre aşağıda imzası bulunanın yararına, en iyi çıkarına olan veya yasal olarak gerekli olan her türlü diğer eylemi gerçekleştirmek; şu şartla ki, söz konusu vekil tarafından işbu Vekaletname uyarınca aşağıda imzası bulunan adına imzalanan belgeler, söz konusu vekilin kendi takdirine bağlı olarak onaylayabileceği form, şart ve koşullarda olacaktır.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act and the rules thereunder.	Aşağıda imzası bulunan; burada tanınan hak ve yetkilerin kullanılmasında gerekli, uygun veya yapılması gereken her türlü iş ve işlemi, bizzat hazır bulunsaydı yapabileceği ölçüde tam yetkiyle gerçekleştirmesi için her bir vekile, tam ikame veya azil yetkisiyle birlikte tam yetki verir; söz konusu vekilin veya vekilin ikame ettiği kişi veya kişilerin işbu Vekâletname ve burada tanınan hak ve yetkiler uyarınca yasal olarak yapacağı veya yapılmasına sebebiyet vereceği her şeyi işbu belge ile onaylar ve tasdik eder. Aşağıda imzası bulunan, söz konusu vekillerin, aşağıda imzası bulunanın talebi üzerine bu sıfatla görev yaparken, Borsa Kanunu Madde 16 ve ilgili kurallara uyma sorumluluğunu üstlenmediklerini ve Şirket’in de bu sorumluluğu üstlenmediğini kabul eder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.	İşbu Vekâletname, aşağıda imzası bulunan tarafından vekillere teslim edilen imzalı bir yazıyla daha önce azledilmediği sürece, aşağıda imzası bulunanın Şirket tarafından ihraç edilen menkul kıymetlerdeki varlıkları ve işlemlerine ilişkin Form 3, 4 ve 5 dosyalaması gerekmediği sürece tam olarak yürürlükte kalacaktır.
In the event of any inconsistency, discrepancy, or conflict between the Turkish and English versions of this Power of Attorney, the English version shall prevail and be controlling.	İşbu Vekâletname’nin Türkçe ve İngilizce metinleri arasında herhangi bir çelişki, tutarsızlık veya yorum farklılığı bulunması hâlinde, İngilizce metin esas alınacak ve İngilizce metne üstünlük tanınacaktır.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of March, 2026.	BU HUSUSLARI TASDİKEN, aşağıda imzası bulunan işbu Vekâletname’yi 2026 yılı, mart ayının 4. gününde imzalamıştır.

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Ahmet Fadil Ashaboglu
Name, Surname and Turkish ID Number/
Adı, Soyadı ve TC Kimlik Numarası

/s/ Ahmet Fadil Ashaboglu
Signature/İmza

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